EXHIBIT 99.1

  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF ACCOUNTING OFFICER OF
            IKON RECEIVABLES, LLC PURSUANT TO 18 U.S.C. SECTION 1850
            --------------------------------------------------------

We certify that, to the best of our knowledge and belief, the Annual Report on Form 10-K of IKON Receivables, LLC for the period ended September 30, 2002:

(1) complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IKON Receivables, LLC.



/s/ Russell S. Slack                            /s/ Harry G. Kozee
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Russell S. Slack                                Harry G. Kozee
President (Principal Executive Officer)         Vice President - Finance
December 26, 2002                               (Chief Accounting Officer)
                                                December 26, 2002